Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advaxis, Inc. of our report dated January 26, 2012, except for the last paragraph of Note 1 as to which the date is July 12, 2013, relating to our audit of the financial statements for the cumulative period from March 1, 2002 (inception) to October 31, 2011, which appear in the Annual Report on Form 10-K of Advaxis, Inc. for the year ended October 31, 2013.

/s/ McGLADREY LLP

New York, New York
July 16, 2014